Exhibit 99.2

WPS Resources Corporation

Acquisition of Aquila's Michigan and Minnesota
Natural Gas Distribution Operations

September 22, 2005

Good morning. Welcome to the investor relations conference call for WPS Resources Corporation. I'm Larry Weyers, Chairman, President, and Chief Executive Officer of WPS Resources Corporation. With me today is Phil Mikulsky, our Executive Vice President - Development; Joe O'Leary, our Senior Vice President and Chief Financial Officer; and Larry Borgard, Wisconsin Public Service Corporation President and Chief Operating Officer - Energy Delivery.

We are here today to discuss our planned acquisition of Aquila's natural gas distribution operations in Michigan and Minnesota known as Michigan Gas Utilities and Minnesota Gas.

I'll remind you that WPS Resources' common stock is traded on the New York Stock Exchange under the ticker symbol WPS. Yesterday we issued a press release containing some of the financial details associated with our announcement of the pending acquisition. If you haven't seen the release, you might want to get it. It is available on our Web site at www.wpsr.com. Once you are at the site, select Investor Information, select Financial News, select Other News With Financial Impact, and finally select the release from yesterday, September 21, 2005. The slides for today's presentation are also available on our web site under Investor Information - Presentations.

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{SLIDE 2} Before we begin, I need to point out that this presentation contains forward-looking statements within the definition of the Securities and Exchange Commission's safe harbor rules including projected results for 2005 for WPS Resources and its subsidiaries. Forward-looking statements are beyond the ability of WPS Resources to control and, in many cases, WPS Resources cannot predict what factors would cause actual results to differ materially from those indicated by forward-looking statements. I refer you to the forward-looking statement section of today's press release and to our filed Securities and Exchange Commission disclosure documents for further information.

Now, back to the business at hand...

{SLIDE 3} As Slide 3 indicates, today we'll provide:

  an overview of WPS Resources,
  a summary of the transaction and the strategic rationale,
  overviews of the Michigan and Minnesota operations of Aquila Inc. we are acquiring and a combined business overview, proforma information,
  steps to close, and
  finally, some key points to remember as the transaction is analyzed.

We will also have time for questions and answers at the end of our presentation.

{SLIDE 4} So, to begin with a little background on Slide 4, WPS Resources continues to deliver value for customers, shareholders, and employees, as a holding company based in Green Bay, Wisconsin. Our subsidiaries provide energy and energy related services in both regulated and nonregulated energy markets.

We have two regulated utilities. Wisconsin Public Service Corporation is an electric and natural gas utility operating in northeastern Wisconsin and an adjacent portion of Upper Michigan. Upper Peninsula Power Company is an electric utility operating in Upper

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Michigan. Between our two utilities, we serve about 473,000 electric customers and 305,000 natural gas customers.

We also have two major nonregulated companies. WPS Energy Services, Inc. is a diversified nonregulated energy supply and services company with principal operations in Illinois, Maine, Michigan, New York, Ohio, Virginia, Wisconsin, Alberta, Ontario, and Quebec. It provides retail and wholesale products primarily in the northeast quadrant of the United States and an adjacent portion of Canada.

WPS Power Development, LLC owns and operates nonregulated energy facilities and owns a portion of a synthetic fuel facility. It provides electric power generation services nationwide, but has a significant focus on the northeast quadrant of the United States.

WPS Resources has a dependable and growing base of regulated utility operations. Sixty-two percent of our 2004 consolidated net income was generated from regulated electric and natural gas operations in Wisconsin and a portion of Upper Michigan. Wisconsin Public Service enjoys a favorable regulatory environment. Its current return on equity as authorized by the Public Service Commission of Wisconsin is 11.5 percent with a 57.3 percent common equity component of its regulatory capital structure. Wisconsin Public Service also enjoys a strong growth profile and -- the compounded annual growth rate was 3.6 percent for 2000 through 2004. Wisconsin Public Service continues to grow its rate base through investments in regulated assets, such as the Weston 4 facility that is currently under construction.

We have focused our nonregulated businesses on energy and energy-related services--the core competencies developed in our regulated operations.

Our asset management strategy calls for the continuing acquisition and disposition of assets in a manner that enhances earnings capability.

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The utilities are the backbone of our earnings right now, and we expect WPS Energy Services and WPS Power Development to continue to provide between 15 and 25 percent of our earnings in the future.

We are committed to maintaining our quality credit ratings that give us access to the financial resources we need at low interest rates. We have some of the best credit ratings in the industry.

We have an outstanding dividend record that has served our investors well. We have had 47 years of consecutive dividend increases and we've paid a dividend for 65 consecutive years. We anticipate maintaining our dividend policy and our investment grade credit ratings.

Finally, we have a talented and experienced management team with sufficient bench strength to manage the expanding operations.

{SLIDE 5} Moving to Slide 5, let's review the key terms of the transaction. WPS Resources is acquiring Aquila, Inc.'s natural gas distribution operations in Michigan and Minnesota, which are currently divisions of Aquila. The purchase price is approximately 558 million dollars in cash, subject to post closing adjustments which will include working capital.

Given the relatively straightforward regulatory nature of this transaction, we expect this transaction to take roughly six months to close. We expect to obtain the required approvals from each of the state regulatory commissions as well as under the Hart-Scott-Rodino Act. Closing could potentially take two stages given each asset resides in a separate state.

{SLIDE 6} Slide 6 discusses the strategy behind our decision to purchase the assets of Michigan Gas Utilities and Minnesota Gas and includes the following key points:

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  These are attractive utility assets that will provide regulated operations in growing regions.
  The increased scale will complement our existing Midwest operations.
  The stable earnings generated are projected to be accretive to WPS Resources (excluding one-time transaction and integration costs) over the first 12 months following the close of the acquisition.
  We expect to finance the transaction in a way that maintains our strong credit profile.
  Finally, we will be able to improve operational efficiency and reliability, which will benefit our customers in the communities we serve.

{SLIDE 7} Now, let's take a closer look at the individual acquisitions starting on Slide 7. Michigan Gas Utilities offers steady customer growth in primarily the residential customer sector, with this sector representing 92 percent of the total number of customers. It has access to several major pipelines and a natural gas supply. It has a 3.6 billion cubic foot natural gas storage field, a good safety and reliability record, and an authorized return on equity of 11.4 percent on a 45 percent equity regulated structure with tariffs that are below peer average.

{SLIDE 8} On Slide 8, you'll see that Minnesota Gas is comprised of two utilities--Peoples Natural Gas (representing 83 percent of the natural gas customers) and Northern Minnesota Utilities (representing 17 percent of the natural gas customers). The residential customer sector represents 89 percent of the combined total number of customers. The areas served, including Dakota County south of the Twin Cities and Rochester, afford strong customer growth potential with attractive demographics. Minnesota Gas has access to five interstate pipelines. It also has a good safety and reliability record and an authorized return on equity of 11.71 percent on a 50 percent regulated equity structure.

{SLIDE 9} As a combined business, WPS Resources' regulated service territory will appear as depicted in Slide 9. WPS Resources will become a stronger regional energy

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company. Its multi-state operations will enhance regulatory diversification. This affords the opportunity to deploy best practices within the new asset base. The combined natural gas utility segment will have more than 666 thousand customers, an annual throughput of 188.5 billion cubic feet, natural gas storage of 3.6 billion cubic feet, and 684 employees.

{SLIDE 10} In Slide 10, revenues consist of a combination of natural gas costs, which are essentially a pass-through, and transmission/distribution tariffs. Historically, fluctuations in the operating margin and EBITDA are driven mainly by changes in weather with customer growth being relatively constant on a year-over-year basis. We have included two years of history and an estimate for 2005 to give you a perspective on this business. As you can see, on a combined basis, the results range from 51 million dollars to 62 million dollars indicating a stable profile.

{SLIDE 11} As Slide 11 indicates, on a long-term basis, we plan to access the debt and equity capital markets to finance the acquisitions. WPS Resources remains committed to retaining its strong investment grade credit quality and expects to finance the acquisitions on a basis that is consistent with supporting our current credit ratings. Additionally, excluding one-time transaction and integration costs, we project the transaction to be accretive to earnings over the first 12 months after the transaction closes. Finally, this acquisition is anticipated to have no impact on our existing dividend policy. We have had 47 years of consecutive dividend increases and we've paid a dividend for 65 years consecutive years. We are very proud of that and will work hard to ensure that we continue delivering value to our shareholders.

{SLIDE 12} The steps that will take us to closing are outlined on Slide 12. As indicated earlier, we expect to close the transaction in the next six months. Shareholder approval is not required. WPS Resources' Board of Directors has already approved the acquisition. State regulatory approvals will be required from the Michigan Public Service Commission and the Minnesota Public Utility Commission. The transaction is also subject to the provisions of the Hart-Scott-Rodino Act. We have a dedicated team

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that will shepherd the integration process for both assets into the WPS Resources family.

{SLIDE 13} So, to review the key points of this acquisition:

  These are attractive assets that provide regulated operations in growing regions.
  The increased scale complements our Midwest regulated utility operations.
  The stable earnings generated are projected to be accretive to WPS Resources (excluding one-time transaction and integration costs) over the first 12 months after the close of the transaction.
  We expect to finance the transaction in a way that maintains our strong credit profile.
  Finally, we will be able to improve operational efficiency and reliability, which will benefit our customers in the communities we serve.

Keep these points in mind as you evaluate the acquisition and watch us deliver value to customers, shareholders, and employees. To paraphrase the theme of our 2004 Annual Report, we have the energy you can believe in.

Now, Joe, Phil, Larry, and I are available to answer your questions on the Aquila acquisition and what it means to our future.

Thank you for being a part of today's conference call. A replay of this conference call will be available through October 6, 2005, by dialing 866-443-1213.

The text for today's presentation is available on our Web site at www.wpsr.com. Just select Investor Information and then Presentations.

If you have additional questions, you may contact Joe O'Leary at 920-433-1463 or Donna Sheedy at 920-433-1857.

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